Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571

www.laredopetro.com

Laredo Petroleum Announces Closing of Acquisition of Sabalo Energy Assets

and Divestiture of Proved Developed Producing Reserves

Schedules Second-Quarter 2021 Earnings Release and Conference Call

TULSA, OK - July 1, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") announced today that it has closed its previously announced transactions to acquire the oil-weighted Howard County leasehold of Sabalo Energy, LLC ("Sabalo"), a portfolio company of EnCap Investments L.P., and a non-operating partner, and to partially divest of certain legacy gas-weighted proved developed producing reserves to an affiliate of Sixth Street Partners, LLC ("Sixth Street"). Additionally, the Company announced the results of its "at-the-market" offering program (the "ATM Program"), described in a prospectus supplement filed with the Securities and Exchange Commission (the "SEC") on February 23, 2021, and scheduled its second-quarter 2021 earnings release and conference call.

On July 1, 2021, Laredo closed two previously announced transformative transactions. For the acquisition of Sabalo’s assets, after closing price adjustments, the Company paid the sellers aggregate consideration of $606 million in cash and 2.507 million shares of Laredo’s common stock. For the sale of proved developed reserves to Sixth Street, Laredo received $405 million in cash, subject to customary adjustments, and may receive additional potential cash flow based earn-out payments over the next six years.

Subsequent to the announcement of the transactions, the Company sold 714,526 shares through its ATM Program at an average price of $65.70 for net proceeds of $45.8 million. Laredo has 16.1 million total shares outstanding as of July 1, 2021, including shares issued in connection with the closing of the Sabalo acquisition.

In connection with the closing of the transactions, the Company’s senior secured credit facility borrowing base was reaffirmed at $725 million, with both Laredo’s elected commitment and lender commitments set at $725 million. As of July 1, 2021, Laredo has outstanding borrowings of $380 million on its senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $301 million. Including cash and cash equivalents of $54 million, total liquidity is $355 million.

"The closing of these transformative transactions marks the transition of Laredo into a very different Company than it was two years ago," stated Jason Pigott, President and Chief Executive Officer. "Our disciplined acquisition strategy has dramatically improved our expected capital efficiency and Free Cash Flow1 generation capability. We remain committed to reducing leverage and maintaining our financial strength as we develop our oil-weighted properties and further transform our asset base."

Second-Quarter 2021 Earnings Release and Conference Call Details

Laredo will report second-quarter 2021 financial and operating results after the market close on Wednesday, August 4, 2021, and will host a conference call on Thursday, August 5, 2021, at 7:30 a.m. CT to discuss the results. To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 3698069 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on Thursday, August 5, 2021 through Thursday, August 12, 2021. Participants may access this replay by dialing 855.859.2056, using conference code 3698069.

About Laredo

Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin in West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, production curtailment, hedging activities, possible impacts of litigation and regulations, the impact of repurchases, if any, of securities from time to time and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, its Current Report on Form 8-K filed on May 11, 2021 and those set forth from time to time in other filings with the SEC. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

1Free Cash Flow (Unaudited)

Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less costs incurred, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

Investor Contact:

Ron Hagood

918.858.5504

rhagood@laredopetro.com

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